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                                                                    EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                      AND CERTIFICATE OF AMENDMENT THERETO
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                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATION
                                                  FILED 12:30PM 01/22/1999
                                                      991027494 - 2996139

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 EFOX.NET, INC.

         The undersigned, a natural person, for the purposes of Incorporating and organizing a corporation under the General Corporation Law of the Sate of Delaware, as set forth in Title 8 of the Delaware Code ("DGCL"), executes this Certificate of Incorporation and certifies as follows:

FIRST:   The name of the corporation is Efox.net, Inc.  (the "Corporation").

SECOND:   The address of the Corporation's registered office in the State of
Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is Ten Million (10,000,000). All such shares are to be Common Stock, par value of $0.001 per share, and are to be of one class.

FIFTH:   The name and mailing address of the Incorporator of the Corporation are Joseph R. Preston, 7801 Norfolk Avenue, Bethesda, Maryland 20814.

SIXTH: Unless and except to the extent that the By-laws of the Corporation ("By-laws") shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH:   In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend, and repeal the By-laws, subject to the power of the stockholders of the Corporation to amend or repeal any by-law whether or not adopted by the stockholders.

EIGHTH:   Directors of the Corporation shall not be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty except that this Article shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper personal benefit. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeals or modification.

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NINTH:   The Corporation reserves the right from time to time to amend or repeal any provision in this Certificate of Incorporation, and any other provision authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereinafter prescribed by law; and all rights, preferences and privileges conferred upon stockholders, directors or any other person by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article, except as provided in the last sentence of Article Eight.

TENTH:   Meetings of stockholders may be held within or without the State of
Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.

ELEVENTH:   The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of stockholders of the Corporation, or until his successor is elected and qualifies, are: Joseph R Preston, 7801 Norfolk Avenue, Bethesda, Maryland 20814.

TWELFTH:   The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

         The undersigned hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on January 21, 1999.





                                     /s/ Joseph R. Preston
                                     ---------------------------------------
                                     Joseph R. Preston, Incorporator

WAS1-409530
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                 CERTIFICATE OF AMENDMENT OF
                 CERTIFICATE OF INCORPORATION
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*   Efox.net, Inc. a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware.

    DOES HEREBY CERTIFY:

* FIRST: That a meeting of the Board of Directors of Efox.net, Inc. was held on February 11, 1999 and that resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

         "Fourth: The total number of shares of stock that the Corporation shall have authority to issue is Twenty Million (20,000,000). All such shares are to be Common Stock, par value of $0.001 per share, and are to be of one class."

* SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

*   THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

*   FOURTH:   That the Capital of said corporation shall not be reduced under or by reason of said amendment.

    IN WITNESS WHEREOF, said Efox.net, Inc. has caused this certificate to be signed by

    Joseph R. Preston, its President,
    Joseph R. Preston, its Secretary,
    This 11th day of February, 1999.

                                               By:      /s/ Joseph R. Preston
                                                        ---------------------
                                                               President

                                               Attest:  /s/ Joseph R. Preston
                                                        ---------------------
                                                               Secretary
MENDMENT
Doc.20-05/78/03/03
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To:          Delaware Secretary of State Office
Attn:        Expedited Services
From         Joseph R. Preston
Pages:       2
Date:        2/16/99
Re:          Certificate of Amendment
Fax:         302-739-3812
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To Whom it May Concern:

Please perform 24-hour service on this amendment. My Master Card # is XXXX-XXXX-XXXX-XXXX, Exp. Date 09/01. I believe the charge will be $174.00. Thank you. Please call me with any questions. (301-652-0999/Mobile 301-367-6429).